EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MAY 1, 2008		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 10% INCREASE IN QUARTERLY DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $734 million community bank holding company with seven bank subsidiaries announced today that it will pay a second quarter cash dividend of $0.11 per share on its common stock.  At its regularly scheduled May 21, 2008 meeting, the board of directors decided to increase the quarterly common stock dividend by 10%.  The board declared an $0.11 per share dividend to common shareholders of record on June 16, 2008.  The cash dividend will be paid to shareholders on June 30, 2008, the last business day of the quarter.
“I believe the board’s action speaks volumes about their confidence in our company’s future,” commented Robert W. Walker, President and CEO.  “We are actively pursuing the integration of our two new acquisitions into Premier’s family of community banks and believe we are well positioned to continue to expand our community bank franchise.”
At the close of business on April 30, 2008, Premier completed its acquisition of Citizens First Bank, Inc., a $62 million bank headquartered in Ravenswood, West Virginia.  At the close of business on the same day, Premier completed its acquisition of Traders Bankshares, Inc., a $108 million single bank holding company headquartered in Spencer, West Virginia.

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.